EXHIBIT 99.1

TOR Minerals to Present at the Southwest IDEAS Investor Conference

November 14, 2012 in Dallas

CORPUS CHRISTI, Texas, November 6, 2012-TOR Minerals International (NASDAQ: TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, today announced that Olaf Karasch, Chief Executive Officer, will present at the Southwest IDEAS Investor Conference on November 14, 2012, at the Sheraton Galleria Hotel in Dallas.  TOR Mineral's presentation is scheduled to begin at 1:30 PM Central Time.  The presentation will be webcast live and may be accessed at the conference website, www.SWIDEAS.com, or in the investor relations section of the company's website: www.torminerals.com.

The mission of the IDEAS Conferences is to provide independent regional venues for quality companies to present their investment merits to an influential audience of investment professionals.  Unlike traditional bank-sponsored events, IDEAS Investor Conferences are sponsored directly by money management firms for the benefit of regional investment communities.  Conference sponsors collectively have more than $100 Billion in assets under management and include: Barrow Hanley Mewhinney & Straus, Keeley Asset Management, Hodges Capital Management, Luther King Capital Management, Allianz Global Investors: NFJ Investment Group, RENN Capital, Great Lakes Advisors, Ironwood Investment Management, and Perritt Capital Management.  The IDEAS Investor Conferences are held annually in Boston, Chicago and Dallas and are produced by Three Part Advisors, LLC.  Additional information about the events can be located at www.IDEASconferences.com

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:
Dave Mossberg,
Three Part Advisors, LLC
817-310-0051